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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ---------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2003

                         Commission File Number 0-21511


                                V-ONE CORPORATION
                                -----------------
                           (Exact name of registrant)


             Delaware                                52-1953278
             --------                                ----------
    (State of incorporation)             (I.R.S. Employer Identification No.)

                       20300 Century Boulevard, Suite 200
                           Germantown, Maryland 20874
                           --------------------------
              (Address of principal executive offices and zip code)


                                 (301) 515-5200
                                 --------------
                         (Registrant's telephone number)


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

ITEM 5. OTHER EVENTS

Recent Events
-------------

     As of March 27, 2003, V-ONE had cash and cash equivalents equal to approximately $121,000. Since January 1, 2003, V-ONE's cash, cash equivalents and cash generated from ongoing operations were approaching cash flow required to sustain operations during the first quarter of 2003. V-ONE's operating activities currently use cash at an average of $350,000 per month.

     A significant portion of V-ONE's engineering resources is assigned to meet the needs of the Company's existing federal, state and local law enforcement programs including the RISS/LEO information sharing initiatives. Revenue anticipated in the fourth quarter of 2002 and the first quarter of 2003, from the Company's government programs, has been delayed because of protracted congressional budget approvals; however, in February 2003, V-ONE received an order for V-ONE products from the RISS program. Orders anticipated in support of the FBI LEO program have not yet been received.

     V-ONE continues to streamline its operations and reduce costs as it implements its turnaround strategy. In January 2003, V-ONE downsized its full time staff by 20%, significantly reducing its payroll and payroll related costs, while maintaining the ability to deliver product and meet the maintenance and installation requirements for its government and commercial customers. In April 2003, V-ONE completed and delivered its new product release SmartGate 4.4 upgrading the Company's product to include the AES algorithm approved by NIST and required for continued sales to its government clients after June 2003.

     There can be no assurance that future cash flow from operations will be sufficient to meet the Company's anticipated immediate cash needs absent successful implementation of one or more financial or strategic alternatives currently under consideration by V-ONE or receipt of purchase orders of sufficient value under active programs for federal, state and local governments. Certain of these programs remain delayed as the federal government continues to define the nature and scope of its Department of Justice and Homeland Security initiatives.

     V-ONE has been attempting to raise capital but has been unable to complete a capital transaction at this time. In connection with its efforts to raise capital, V-ONE agreed to adjust the exercise price of warrants to purchase 1,188,000 shares of V-ONE Common Stock, which warrants were issued in connection with the 8% secured convertible note offering, from an exercise price of $0.50 per share to $0.15 per share.

     As a result of its cash position, V-ONE has delayed payments that are currently due and payable to creditors. V-ONE is in the process of restructuring its obligations to its creditors and during February 2003 successfully terminated the lease for office space and entered into a new lease with the same landlord to significantly reduce its monthly lease obligation. In addition to continuing to pursue capital investment, the Company is seeking investment-banking assistance to explore other alternatives to preserve V-ONE's operations and maximize shareholder value including strategic partnering relationships, a business combination with a strategically placed partner, or a sale of V-ONE.

     Even if one or more of the contingencies that V-ONE is pursuing occurs, there can be no assurance that V-ONE will be successful in generating sufficient cash flow to meet its continuing requirements. V-ONE cannot provide assurance that its efforts to reduce costs, restructure its obligations, secure additional purchase orders from active government programs or complete any of the financial or strategic alternatives currently under consideration will be sufficient for V-ONE to continue as a going concern.

     THIS FORM 8K CONTAINS HISTORICAL FACTS AND FORWARD-LOOKING STATEMENTS AND INFORMATION. FINANCIAL PROJECTIONS, DISCUSSIONS OF STRATEGY AND WORDS OR PHRASES DENOTING THE ANTICIPATED RESULTS OF FUTURE EVENTS, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECTS," "MAY," "PROJECT," AND SIMILAR EXPRESSIONS THAT DENOTE UNCERTAINTY ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS AND INFORMATION. SUCH FORWARD-LOOKING STATEMENTS AND INFORMATION INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO: RISK OF PRODUCT DEMAND; MARKET RECOGNITION OF THE COMPANY AND ACCEPTANCE OF ITS PRODUCTS; ECONOMIC CONDITIONS; COMPETITIVE PRODUCTS AND PRICING; DIFFICULTIES IN PRODUCT DEVELOPMENT AND COMMERCIALIZATION; AND OTHER RISKS. BECAUSE OF THE FOREGOING FACTORS, RECENT TRENDS SHOULD NOT BE CONSIDERED RELIABLE INDICATORS OF FUTURE FINANCIAL PERFORMANCE OR CONDITION. FURTHERMORE, THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF THE RISK FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT, YOU SHOULD READ THE "RISK FACTORS" SECTION OF OUR REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     V-ONE CORPORATION

Dated:  April 4, 2003               By:  /s/ Margaret E. Grayson
                                         ---------------------------------------
                                          Margaret E. Grayson
                                          President and Chief Executive Officer